EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     The certification set forth below is being submitted in connection with the report on Form 10-K/A of Jacuzzi Brands, Inc. (formerly U.S. Industries, Inc.) for the year ended September 28, 2002 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     David H. Clarke, the Chief Executive Officer and Jeffrey B. Park, the Chief Financial Officer of Jacuzzi Brands, Inc. (formerly U.S. Industries, Inc.), each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jacuzzi Brands, Inc. (formerly U.S. Industries, Inc.).

November 25, 2003	/s/ DAVID H. CLARKE

David H. Clarke
Chairman of the Board
and Chief Executive Officer

November 25, 2003	/s/ JEFFREY B. PARK

Jeffrey B. Park
Senior Vice President
and Chief Financial Officer

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